UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 1, 2006
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 1, 2006, Royal Gold executed an Amended and Restated Funding Agreement dated as of February 22, 2006, with Société des Mines de Taparko, also known as Somita SA (“Somita”), a 90%-owned subsidiary of High River Gold Mines, Ltd (“High River”) regarding the Taparko-Bouroum Project in Burkino Faso, West Africa (the “Taparko Project”). On February 10, 2006, Royal Gold disclosed its entry into the First Amendment to the Funding Agreement dated as of February 8, 2006, which reflected (1) an increase in Somita’s good faith estimate of the total costs of the Taparko Project from approximately $60 million to approximately $73 million and (2) an extension of the project completion date of four months to December 31, 2007.
     On March 3, 2006, Royal Gold funded the second payment tranche of approximately $4.4 million, and pursuant to the March 1, 2006 agreements, High River will provide additional funding to the Taparko Project by paying the four monthly funding payments for April 2006 through July 2006 aggregating approximately $11 million, after which time Royal Gold will resume its funding under the Agreement until the previously announced aggregate $35 million in funding has been met.
     Also on March 1, 2006, the Conveyance of Tail Royalty and Grant of Milling Fee and Conveyance of Production Payments was executed, pursuant to which we receive the gross smelter return and milling fee royalties previously discussed in more detail in our Quarterly Report on Form 10-Q for the Quarter ended December 31, 2006.
     In connection with High River’s obligations under the Amended and Restated Funding Agreement, Royal Gold obtained (1) a guaranty from High River to pay the costs of the Taparko Project in accordance with the Amended and Restated Funding Agreement which guaranty is secured by a pledge of all of the shares of stock of High River Gold Mines (West Africa) Ltd. owned by High River Gold Mines (International) Ltd. and all of the shares of stock of Somita owned by High River Gold Mines (West Africa) Ltd. and (2) a guarantee from High River of the performance of the construction of the Taparko Project which guaranty is secured by a pledge of High River’s shares of stock in Intrepid Minerals Corporation and Pelangio Mines, Inc.
     Royal Gold has previously disclosed its funding and royalty arrangements for the Taparko Project, most recently in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2006 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed with the Securities and Exchange Commission on February 8, 2006.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Amended and Restated Funding Agreement dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.

10.2	Conveyance of Tail Royalty and Grant of Milling Fee dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.

10.3	Conveyance of Production Payment dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
Dated: March 7, 2006	By:	/s/ Karen Gross
		Name:	Karen Gross
		Title:	Vice President & Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Funding Agreement dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.

10.2	Conveyance of Tail Royalty and Grant of Milling Fee dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.

10.3	Conveyance of Production Payment dated as of February 22, 2006, between Société des Mines de Taparko, also known as Somita, SA, and Royal Gold, Inc.